Exhibit 31.2

I, Richard Okumoto, certify that:

      1. I have reviewed this Amendment No. 2 to Annual Report on Form 10-K/A of Photon Dynamics, Inc.; and

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 28, 2005

/s/    Richard Okumoto
-----------------------------------------
RICHARD OKUMOTO
CHIEF FINANCIAL OFFICER AND SECRETARY